Exhibit 32.1


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Pharma-Bio Serv, Inc. (the "Company") on Form 10-QSB for the period ending April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Elizabeth Plaza, Chief Executive Officer of the Company, and Manuel O. Morera, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Elizabeth Plaza                     /s/ Manuel O. Morera
-----------------------                 -----------------------
Elizabeth Plaza                         Manuel O. Morera
Chief Executive Officer                 Chief Financial Officer


September 11, 2006





                                       34